UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Corporación América Airports S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4, rue de la Grêve Luxembourg	L-1643
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common shares, nominal value U.S.$1.00 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333- 221916

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered

The description of the securities to be registered that appears under the captions “Dividend Policy,” “Principal and Selling Shareholder,” “Description of Share Capital” and “Taxation” in the Prospectus forming a part of the Registration Statement on Form F-1(File No. 333-221916), as originally filed with the Securities and Exchange Commission (the “Commission”) on December 6, 2017, as amended from time to time, including exhibits, and as may be subsequently amended from time to time (the “F-1 Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the F-1 Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits

Not applicable.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

January 19, 2018	CORPORACIÓN AMÉRICA AIRPORTS S.A.

/s/ Andres Zenarruza
By:
	Name:	Andres Zenarruza
	Title:	Legal Manager

/s/ Raúl Guillermo Francos
By:
Name:	Raúl Guillermo Francos
Title:	Chief Financial Officer